Exhibit 99.1

Trilogy Metals Provides Update on U.S. Department of War Strategic Equity Investment and Extends Closing Deadline to July 31, 2026

VANCOUVER, BC, June 1, 2026 /CNW/ - Trilogy Metals Inc. (NYSE American: TMQ) (TSX: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") is pleased to provide the following update on the previously announced proposed strategic equity investment of US$35.6 million by the U.S. Department of War (the "DOW" or "U.S. Government"). Trilogy and the DOW have agreed to extend the targeted closing date for the investment from May 31, 2026, to July 31, 2026, to account for the time required to finalize definitive documentation. The Company expects to close the transaction on or before July 31, 2026.

Pre-Closing Milestones

Since announcing the investment, Trilogy Metals and Ambler Metals LLC ("Ambler Metals"), the Company's 50/50 joint venture with South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) ("South32"), are continuing discussions regarding the transaction. The following key milestones have been completed or are progressing:

  Ambler Road Framework Agreement: Ambler Metals, South32, Trilogy Metals, and the U.S. Government are discussing a framework agreement that would govern the financing and construction of the Ambler Access Project (or "Ambler Road"), the proposed 211-mile, industrial-use-only road from the Ambler Mining District to the Dalton Highway. As part of these discussions, the parties are exploring potential pathways for financing the Ambler Road.
  FOCI Review Completed: The U.S. Government has completed its Foreign Ownership, Control or Influence ("FOCI") risk assessment of Trilogy Metals, enabling the parties to finalize the definitive agreements required for closing.
  Defense Production Act Reauthorized: The U.S. Congress has reauthorized the Defense Production Act, providing the continued statutory foundation for the U.S. Government's strategic equity investment program in domestic critical mineral companies, including this investment in Trilogy Metals.
  Definitive Documentation Progressing: Definitive investment documentation is well underway. The extension to July 31 provides the time needed to finalize and execute the remaining transaction documents.

Tony Giardini, President and CEO of Trilogy, commented: "We are highly encouraged by the progress we have made toward closing this landmark investment. We are extending the closing date to July 31 to allow adequate time to finalize the transaction documents to the standard this agreement deserves. This investment from the U.S. Government signifies the strategic importance to American critical mineral supply chain security, and we remain fully committed to closing on this schedule."

Background on the Strategic Equity Investment

In October 2025, the U.S. Government approved the Ambler Access Project and authorized a potential US$35.6 million strategic equity investment in Trilogy Metals pursuant to Title III of the Defense Production Act, administered by the U.S. Department of War. The investment will be structured in part as a direct equity placement in recognition of the Arctic Project's critical role in supporting domestic copper supply and reducing U.S. dependence on foreign-controlled critical mineral sources. The Arctic Project, located in northwestern Alaska's Ambler Mining District, hosts one of the highest-grade undeveloped copper-zinc-lead-gold-silver deposits in North America and is being advanced by Ambler Metals toward mine permitting and a construction decision.

For additional background, readers are directed to the Company's prior news releases available on its website at www.trilogymetals.com, on SEDAR+ at www.sedarplus.ca, and EDGAR at www.sec.gov.

Arctic Project Federal Permitting Update

On May 15, 2026, Ambler Metals announced that the Arctic Project had been officially accepted as a "Covered Project" under Title 41 of the Fixing America's Surface Transportation Act ("FAST-41"), and listed on the Federal Permitting Improvement Steering Council's Federal Permitting Dashboard at permits.performance.gov. The FAST-41 designation triggers a statutory permitting timetable – within 21 days of listing, lead federal agencies must invite cooperating agencies, and within 60 days, a Coordinated Project Plan and permitting schedule must be published – providing investors, agencies, and communities with a transparent, enforceable roadmap for the Arctic Project's National Environmental Policy Act review. The FAST-41 inclusion follows directly from the April 2026 filing of a Clean Water Act Section 404 permit application with the U.S. Army Corps of Engineers, initiating formal federal permitting for the Arctic Project, and represents a significant parallel milestone alongside the DOW strategic equity investment in advancing the Ambler Mining District toward development.

U.S. Securities Act Disclaimer

The proposed offer and sale of the securities as described above are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. This news release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company holding a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. On December 19, 2019, South32 Limited, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy Metals. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts polymetallic volcanogenic massive sulfide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation, that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy Metals' vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the expected closing of the strategic equity investment; the anticipated timing and completion of the transaction; the finalization of definitive documentation; the anticipated benefits of the investment to the Company and the Ambler Mining District; and the strategic importance of the Arctic Project to domestic critical mineral supply chains are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include uncertainties involving the finalization and execution of definitive investment documentation; the outcome of regulatory and governmental processes; requirements for additional capital; government regulation of mining operations; environmental risks; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2025 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions, and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

View original content to download multimedia:https://www.prnewswire.com/news-releases/trilogy-metals-provides-update-on-us-department-of-war-strategic-equity-investment-and-extends-closing-deadline-to-july-31-2026-302786191.html

SOURCE Trilogy Metals Inc.

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/June2026/01/c0590.html

%CIK: 0001543418

For further information: Company Contact, Matthew Keevil, Vice President, Investor Relations and Business Development, ir@trilogymetals.com, Phone: +1 604 638 8088

CO: Trilogy Metals Inc.

CNW 06:30e 01-JUN-26